EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2005 relating to the financial statements and financial statement schedules of Hartmarx Corporation, which appears in Hartmarx Corporation's Annual Report on Form 10-K for the year ended November 30, 2004 and our report dated March 30, 2005 relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hartmarx Corporation, which appears in Hartmarx Corporation's Annual Report on Form 10-K/A for the year ended November 30, 2004.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 17, 2005 relating to the financial statements, which appears in the Annual Report of Hartmarx Savings Investment and Stock Ownership Plan on Form 11-K for the year ended December 31, 2004.


PricewaterhouseCoopers LLP


Chicago, Illinois
August 17, 2005